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                                                                      EXHIBIT 21
                                                                      ----------

                                 Subsidiaries
                                 ------------


     Name                          Address of              Jurisdiction of
     ----                          ----------              ----------------
                                   Principal Office        Incorporation
                                   ----------------        -------------

1.   Persist Servicios Software    c/o Santa Barbara,      Spain
                                   24-Bajo 8870 Sitges
                                   Barcelona, Spain


2.   Peritus Software Services     304 Concord Road        Massachusetts
     Securities Corporation        Billerica, MA  01821